FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

WITH ESCROW INSTRUCTIONS

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT WITH ESCROW INSTRUCTIONS, dated as of December 20, 2021 (“First Amendment”), is made by and between Synaptics Incorporated, a Delaware corporation (“Seller”) and S B C & D Co., Inc., a California corporation, dba South Bay Development Company (“Buyer”).

RECITALS

A.
Seller and Buyer have entered into a Purchase and Sale Agreement With Escrwo Instructions dated as of November 14, 2021 (the “Purchase Agreement”), pursuant to which Buyer agreed to purchase from Seller and Seller agreed to sell to Buyer that certain Property described in the Agreement, including, without limitation, that certain real property located at 1109-1251 McKay Drive and 1140-1150 Ringwood Court, in the City of San Jose, State of California, more particularly described on Exhibit A attached to the Purchase Agreement.
B.
Buyer and Seller desire to amend the Purchase Agreement on the terms and conditions set forth in this First Amendment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.
Defined Terms. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.
2.
Title Objection Deadline. The Title Objection Deadline referred to in Section 1 of the Purchase Agreement is hereby amended by deleting therefrom the date of “December 31, 2021” and substituting in place thereof the date of January 14, 2022.
3.
Seller’s Title Response Deadline. The Seller’s Title Response Deadline referred to in Section 1 of the Purchase Agreement is hereby amended by deleting therefrom the date of “January 7, 2022” and substituting in place thereof the date of January 21, 2022.
4.
Review and Approval of Survey and PTR. The sixth sentence of Section 4.2(a) of the Purchase Agreement is hereby deleted in its entirety and the following is substituted in place thereof:

“If Seller elects (or is deemed to have elected as provided below) to proceed in accordance with subsection (ii) above with respect to any Disapproved Exception, then Buyer shall have until 5:00 pm Pacific Time on January 26, 2022, to either elect to proceed pursuant to the terms of this Agreement notwithstanding its objection, or terminate this Agreement (notwithstanding that Buyer may have previously delivered its Notice to Proceed to Seller), and if Buyer does not elect to terminate then Buyer shall be deemed to have elected to proceed and any

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Disapproved Exception for which Seller elected (or is deemed to have elected) to proceed under subsection (ii) above shall constitute a Permitted Exception.”

5.
Due Diligence Termination Right. The last sentence of Section 5.1(h) of the Purchase Agreement is hereby deleted in its entirety and the following is substituted in place thereof:

“If Buyer delivers its Notice to Proceed to Seller prior to 5:00 p.m. (Pacific Time) on the Due Diligence Expiration Date, then Buyer shall be deemed to have waived such termination right set forth in this Section 5.1(h) and to have affirmatively and expressly approved and accepted, subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 4 of this Agreement, the Property and all conditions, elements and matters pertinent thereto including, without limitation, soil conditions or any other matter which was or could have been inspected or examined by Buyer prior to the Due Diligence Expiration Date (excluding therefrom items disclosed in the PTR and/or Survey which shall be governed by Section 4 hereinabove).”

6.
No Conflicts. In the event of any conflict or inconsistency between any provision of this First Amendment and any provision of the Purchase Agreement, this First Amendment shall govern and control. Except as otherwise modified or amended by this First Amendment, the Purchase Agreement shall remain unmodified and in full force and effect.
7.
Ratifications. Seller and Buyer hereby ratify and confirm all of the terms of the Purchase Agreement as amended hereby.
8.
Counterparts. This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.
9.
Facsimile or Email Signatures. This First Amendment may be delivered via pdf. electronic transmission, DocuSign or facsimile transmission with the same force and effect as if originally executed copies of this First Amendment were delivered to all parties. It is expressly agreed that each party to this First Amendment shall be bound by its own faxed, DocuSigned or electronically transmitted signature and shall accept the faxed, DocuSigned or electronically transmitted signature of the other party to this First Amendment.
10.
Authorization. Seller hereby represents to Buyer that this First Amendment has been duly authorized by Seller and that the person executing this First Amendment on behalf of Seller is duly authorized to execute this First Amendment on behalf of Seller, and this First Amendment, upon execution of the same by Buyer, shall be enforceable against Seller in accordance with its terms. Buyer hereby represents to Seller that this First Amendment has been duly authorized by Buyer and that the person executing this First Amendment on behalf of Buyer is duly authorized to execute this First Amendment on behalf of Buyer, and this First Amendment, upon execution of the same by Seller, shall be enforceable against Buyer in accordance with its terms.

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IN WITNESS WHEREOF, the parties have caused this First Amendment to be duly executed as of the date first written above.

BUYER: SELLER:

S B C & D CO., INC.,

a California corporation

dba South Bay Development Company

By: /s/ Mark Regoli ______________
Name: Mark Regoli_________________

Title: Authorized Signatory__________

SYNAPTICS INCORPORATED,

a Delaware corporation

By: /s/ John McFarland ___________

Name: John McFarland______________

Title: Senior Vice President, General

            Counsel and Secretary

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